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                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                      BEFORE PAYMENT OF ANY PART OF THE CAPITAL

                                          OF

                                      NCS, INC.



         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is:

              NCS, Inc.


         2. The corporation has not received any payment for any of its stock.


         3. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

              The name of the corporation is:

                        Superior Telecom, Inc.


         4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of
Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.


Signed on July 18, 1996




                                  /s/ Alex S. Navarro
                                  -------------------
                                  Alex S. Navarro, Esq.
                                  Sole Incorporator